As filed with the Securities and Exchange Commission on October 9, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Dave & Buster’s Entertainment, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	35-2382255
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2481 Mañana Drive Dallas, Texas (214) 357-9588	75220
(Address of Principal Executive Offices)	(Zip Code)

Dave & Buster’s Entertainment, Inc. 2014 Omnibus Incentive Plan

Dave & Buster’s Entertainment, Inc. 2010 Management Incentive Plan

(Full Title of Plan)

Stephen M. King

Chief Executive Officer

Dave & Buster’s Entertainment, Inc.

2481 Mañana Drive

Dallas, Texas 75220

(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Corey R. Chivers, Esq.

Alexander D. Lynch, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

(212) 310-8000 (Phone)

(212) 310-8007 (Fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share, reserved for issuance pursuant to the 2014 Omnibus Incentive Plan	3,100,000	$16.00 (2)	$49,600,000.00	$5,763.52
Common stock, par value $0.01 per share, reserved for issuance pursuant to stock option awards under the 2010 Management Incentive Plan	3,994,048	$4.82 (3)	$19,251,311.36	$2,237.01

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional securities as may issuable under the 2014 Omnibus Incentive Plan or the 2010 Management Incentive Plan by reason of any stock splits, stock dividends, recapitalizations or similar transactions.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) promulgated under the Securities Act based on an initial public offering price of $16.00 per share.
(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act based on the weighted average exercise price of stock option awards outstanding under the 2010 Management Incentive Plan of $4.82.

EXPLANATORY NOTE

This registration statement registers shares of common stock, par value $0.01 per share (“Common Stock”), of Dave & Buster’s Entertainment, Inc. (the “Registrant”) that may be issued and sold under the Dave & Buster’s Entertainment, Inc. 2014 Omnibus Incentive Plan (the “2014 Plan”) and the shares of Common Stock of the Registrant reserved for issuance pursuant to stock option awards outstanding under the 2010 Management Incentive Plan (as amended, the “2010 Plan” and together with the 2014 Plan, the “Plans”).

PART I

SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of this Registration Statement on Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the Plans covered by this Registration Statement as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission:

•	The Registrant’s prospectus contained in the Registrant’s Registration Statement on Form S-1, as amended (Reg. No. 333-198641), in which there is set forth the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

•	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-1, as amended (Reg. No. 333-198641), which description is incorporated by reference into the Form 8-A filed with the Securities and Exchange Commission on October 6, 2014, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of further updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation will provide that we will indemnify our directors and officers to the fullest extent permitted by the DGCL.

Our amended and restated certificate of incorporation will provide that our directors will not be liable for monetary damages for breach of fiduciary duty. Our amended and restated bylaws will provide that we will indemnify our directors and officers to the fullest extent permitted by the DGCL.

In addition, prior to the completion of our initial public offering, we will enter into indemnification agreements with each of our executive officers and directors. The indemnification agreements will provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement to the fullest extent permitted under the DGCL, subject to certain exceptions contained in those agreements.

We have customary directors’ and officers’ indemnity insurance in place for our directors and executive officers. There is no pending litigation or proceeding naming any of our directors or officers for which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Dave & Buster’s Entertainment, Inc. 2014 Omnibus Incentive Plan

4.2	Dave & Buster’s Parent, Inc. 2010 Management Incentive Plan (incorporated by reference to Exhibit 10.3 to the Form S-4 Registration Statement filed by Dave & Buster’s, Inc. on August 11, 2010 (No. 333-168759))

4.3	Amendment No. 1 to the Dave & Buster’s Parent, Inc. 2010 Management Incentive Plan (incorporated by reference to Exhibit 10.2 to the quarterly report on Form 10-Q filed by Dave & Buster’s, Inc. on June 15, 2011)

4.4	Amendment No. 2 to the Dave & Buster’s Parent, Inc. 2010 Management Incentive Plan (incorporated by reference to Exhibit 10.6 to the annual report on Form 10-K filed by Dave & Buster’s, Inc. on April 16, 2013)

5.1	Opinion of Weil, Gotshal & Manges LLP

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Weil, Gotshal & Manges LLP (included in the opinion as Exhibit 5.1 hereto)

24.1	Power of Attorney (included on signature page)

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

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(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(a)	provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 9, 2014.

Dave & Buster’s Entertainment, Inc.

By:	/s/ Stephen M. King
Name:	Stephen M. King
Title:	Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Stephen M. King and Jay L. Tobin, or either of them, each acting alone, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his/her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 (including all post-effective amendments and registration statements), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 9, 2014.

Signature	Title

/s/ Stephen M. King Stephen M. King	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Brian A. Jenkins Brian A. Jenkins	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Alan J. Lacy Alan J. Lacy	Chairman of the Board of Directors

/s/ J. Taylor Crandall J. Taylor Crandall	Director

/s/ Michael J. Griffith Michael J. Griffith	Director

/s/ Jonathan D. Halkyard Jonathan D. Halkyard	Director

/s/ David A. Jones David A. Jones	Director

/s/ Tyler J. Wolfram Tyler J. Wolfram	Director

/s/ Kevin M. Mailender Kevin M. Mailender	Director

/s/ Kevin M. Sheehan Kevin M. Sheehan	Director

EXHIBIT INDEX

Exhibit No.	Description

4.1	Dave & Buster’s Entertainment, Inc. 2014 Omnibus Incentive Plan

4.2	Dave & Buster’s Parent, Inc. 2010 Management Incentive Plan (incorporated by reference to Exhibit 10.3 to the Form S-4 Registration Statement filed by Dave & Buster’s, Inc. on August 11, 2010 (No. 333-168759))

4.3	Amendment No. 1 to the Dave & Buster’s Parent, Inc. 2010 Management Incentive Plan (incorporated by reference to Exhibit 10.2 to the quarterly report on Form 10-Q filed by Dave & Buster’s, Inc. on June 15, 2011)

4.4	Amendment No. 2 to the Dave & Buster’s Parent, Inc. 2010 Management Incentive Plan (incorporated by reference to Exhibit 10.6 to the annual report on Form 10-K filed by Dave & Buster’s, Inc. on April 16, 2013)

5.1	Opinion of Weil, Gotshal & Manges LLP

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Weil, Gotshal & Manges LLP (included in the opinion as Exhibit 5.1 hereto)

24.1	Power of Attorney (included on signature page)